EXHIBIT 10.89

February 24, 1995

Astec Industries, Inc.
P.O. Box 72787
4101 Jerome Avenue
Chattanooga, Tennessee 37407

Gentlemen:

We refer to that certain Credit Agreement dated as of July 20, 1994 (together with all amendments and modifications thereto, the "Agreement"), by and between Astec Industries, Inc. (the
Company) and The First National Bank of Chicago (FNBC).
All capitalized terms used herein and not otherwise defined shall have the meanings attributed to such terms in the Agreement.

This letter is to advise you that FNBC hereby waives any Default which may otherwise exist because the aggregate expenditures of Astec and its Subsidiaries to acquire fixed assets exceeded $20,000,000 for Astec's fiscal year ended December 31, 1994; provided that such expenditures did not exceed $22,500,000 for such fiscal year.

All of the terms, conditions and agreements contained in the Agreement shall remain in full force and effect as written and are hereby ratified and affirmed. Other than as expressly provided herein, FNBC does not waive any of the terms, conditions or agreements contained in the Agreement. FNBC hereby expressly reserves all rights and remedies available to it at law or in equity.

Please acknowledge your acceptance of this letter by signing and returning a copy of this letter to the undersigned. Upon receipt by the undersigned of such signed copy the foregoing waiver shall become effective as of the date first written above.

Very truly yours,

THE FIRST NATIONAL BANK OF CHICAGO

By:  John Runger
Title:  Vice President


Agreed and Accepted:

ASTEC INDUSTRIES, INC.

By:  Albert E. Guth
Title:  Senior Vice President